EXHIBIT 99.81

ESL Investments, Inc.

1170 Kane Concourse, Suite 200

Bay Harbor Islands, FL 33154

(305) 702-2100

December 5, 2018

Lazard Frères & Co. LLC

30 Rockefeller Plaza

New York, NY 10112

Tel: (212) 632-6479; (212) 632-6418

Attention: Brandon Aebersold, Managing Director

Levi Quaintance, Vice President

Ladies and Gentlemen,

Funds affiliated with ESL Investments, Inc. (“ESL,” “we” or “us”) are pleased to submit this letter (this “Indicative Bid”) as an indication of interest in the acquisition by a newly-formed entity (“Newco”) of substantially all of the go-forward retail footprint and other assets and component businesses of Sears Holdings Corporation (together with its subsidiaries, “Sears”) as a going concern. This Indicative Bid was prepared in response to the process letter filed with the United States Bankruptcy Court for the Southern District of New York (the “Court”) on behalf of the debtors (the “Debtors”) in the Chapter 11 cases captioned as In re Sears Holdings Corporation, et al., Case No. 18-23538 (Bankr. S.D.N.Y.) (RDD) on November 21, 2018 (the “Process Letter”) [Docket No. 862].

Sears is an iconic fixture in American retail and we continue to believe in the company’s immense potential to evolve and operate profitably as a going concern with a new capitalization and organizational structure. Our proposed business plan envisages significant strategic initiatives and investments in a right-sized network of large format and small retail stores, digital assets and interdependent operating businesses. We believe that our strategy will enable Sears to prosper in an integrated consumer and retail landscape and view a going concern transaction as essential to providing optimal value to creditors and shareholders.

ESL believes that a future for Sears as a going concern is the only way to preserve tens of thousands of jobs and bring continued economic benefits to the many communities across the United States that are touched by Sears and Kmart stores. We are prepared to move as quickly as possible to complete customary due diligence for a transaction of this nature and enter into definitive agreements, as an expedited process is in the best interest of all parties involved. We are also very interested in working with the Debtors’ advisors in pursuing the possibility of structuring our proposed going concern purchase as part of a plan of reorganization, which we believe could substantially benefit the estates.

We believe there are significant benefits to preserving and maximizing the relationships between and among Sears’ retail business and its other operating businesses. Purchasing them together enhances the value and potential of each by continuing to build on long-held commercial relationships and supporting the synergies created by shared marketing, manufacturing, technology and administrative teams, to name just a few. Our Indicative Bid includes, and is conditioned on ESL’s ability to acquire substantially all of the assets of Debtors, as well as substantially all of the assets of non-Debtors, KCD IP, LLC, SRC O.P., LLC, SRC Facilities LLC and SRC Real Estate (TX), LLC.

As requested by the Process Letter, this Indicative Bid sets forth a comprehensive description of the contemplated transaction, the purchase price, forms of consideration, other value to be provided pursuant to the Indicative Bid, a clear statement of the financial wherewithal of ESL, as well as other pertinent information. Sears, Lazard Frères & Co. LLC (“Lazard”) and Sears’ other advisors can be confident that ESL comes to the table prepared and eager to offer the most compelling value for Sears as a going concern and to provide the best resources and infrastructure to enable Sears to realize its potential.

Scope of Transaction. As discussed above, ESL is submitting a bid for Newco to acquire substantially all of the assets of Debtors pursuant to a sale under section 363 of the U.S. Bankruptcy Code, as well as substantially all of the assets of non-Debtors, KCD IP, LLC, SRC O.P., LLC, SRC Facilities LLC and SRC Real Estate (TX), LLC. The purchased assets would include (a) the go-forward retail footprint of approximately 500 stores and related real estate interests (including headquarters and distribution locations) set forth on Exhibit A, inventory, infrastructure and material related contracts and (b) Sears Auto Centers, Shop Your Way, Kenmore, DieHard, Monark, Innovel, Sears Home Services (including the Sears Home Improvement and PartsDirect business units) and material related contracts. Based on information provided by the Debtors, the purchased assets would include approximately $1.8 billion of Sears’ retail inventory and credit card and pharmacy receivables.

As part of the transaction contemplated herein, Newco expects to provide offers of ongoing employment to approximately 50,000 Sears employees. As part of the transaction contemplated herein, Newco also expects to reinstate the prepetition Sears severance program for the benefit of all eligible employees at close. Newco would also honor the promise made to millions of customers by assuming certain Sears’ liabilities relating to protection agreements issued by the Sears Home Services business, gift card liabilities and Shop Your Way points liabilities as described below.

Our proposal provides that Newco would acquire Sears’ tax assets, the value of which we have incorporated into this Indicative Bid. Our proposal also assumes, consistent with the Debtors’ projections, that the amounts outstanding under the Debtors’ first lien ABL DIP facility will be no greater than $950 million at the time of closing the transactions contemplated herein.

Consideration; Other Value. The total purchase price would provide approximately $4.6 billion in total consideration to Sears, based on information provided by the Debtors. This consideration would comprise:

up to $950 million in cash to be funded with the proceeds of a new ABL facility to be obtained by Newco;

a credit bid of approximately $1.8 billion;

$500 million in a combination of cash, notes to be issued by Newco, equity of Newco and/or waiver or assignment of deficiency claims (including superpriority adequate protection claims) with respect to secured debt;

the roll-over of approximately $271 million in cash collateral currently supporting the L/C Facility; and the assumption of Sears’ liability with respect to (i) protection agreements issued by Sears Homes Services, (ii) certain gift cards and (iii) accrued points under the Shop Your Way program, in each case on terms to be agreed with the Debtors. We estimate these liabilities to be approximately $1.1 billion.

Over the last several years, ESL has extended more than $2.4 billion of secured financing to the Debtors, which has enabled Sears to continue operations and seek to implement its transformation plan, while significantly reducing the exposure of the Debtors’ other creditors (including Sears’ pension plan). These secured financings were approved by Sears’ board of directors (comprised of a majority of directors independent from management and the company) and also approved by the Related Party Transactions Committee comprised of independent directors and advised by separate and independent financial and legal advisors. As the holder of valid and enforceable liens and claims, ESL’s interest is conditioned on (1) confirmation of ESL’s right to credit bid its secured debt in the amounts described herein (and without any requirement to cash collateralize or otherwise backstop any portion of the credit bid) and (2) a full release by the Debtors of ESL from any liability related to any prepetition transactions involving ESL. To the extent any parties are challenging ESL’s credit bidding capability for any reason, ESL requests that such challenges are adjudicated to conclusion at or prior to the sale hearing with regard to the asset purchases.

Required Approvals. We anticipate that the consummation of the transactions described in this Indicative Bid will require expiration or early termination of any waiting periods under the Hart Scott Rodino Antitrust Improvements Act of 1976. To the extent any other governmental or other regulatory approvals are required to purchase the assets described herein, we commit to obtaining such approvals as expeditiously as possible, subject to the reasonable aid of Sears and its applicable advisors.

Financial Wherewithal. The cash consideration for the transaction would be financed with a combination of equity contributions from ESL, its affiliates and its co-investors and new third-party debt financing. ESL is seeking (and has obtained) various proposals from multiple potential ABL lenders and is working closely with the potential lenders on their diligence efforts, as well as documentation.

Allocation. As noted above, we have allocated very considerable value to the benefits of preserving Sears as an integrated business that would include both its retail and non-retail components, including the intellectual property held by KCD IP, LLC. If we were required to bid on the different component assets separately, the aggregate consideration we would be prepared to offer would be significantly less than we have submitted in our Indicative Bid. Accordingly, we do not believe that it is practical or useful to allocate value to individual assets included in our Indicative Bid.

While the total consideration outlined in this Indicative Bid may be reallocated among the various components and remains subject to, among other things, ongoing due diligence, internal approvals, negotiation of a satisfactory asset purchase agreement and ESL’s ability to obtain commitments from its financing sources, ESL’s familiarity with Sears’ assets given ESL’s significant history with Sears and the considerable diligence performed by ESL and its advisors over the course of 2018 with respect to its evaluation of asset purchases makes ESL uniquely positioned to understand the risks and opportunities of Sears and its underlying assets and move quickly towards the consummation of a transaction.

ESL has retained Moelis & Company as financial advisor and Cleary Gottlieb Steen & Hamilton LLP as legal counsel. Please feel free to reach out to any of the below regarding this Indicative Bid.

Lawrence S. Chu Moelis & Company (212) 883-4588 LC@moelis.com	Christopher E. Austin Benet O’Reilly Sean A. O’Neal Cleary Gottlieb Steen & Hamilton LLP (212) 225-2000 CAustin@cgsh.com BOReilly@cgsh.com SOneal@cgsh.com

This Indicative Bid reflects ESL’s non-binding indication of interest. Nothing in this letter should be considered to constitute or create a binding obligation or commitment of ESL or any of its potential debt or equity financing sources to proceed with, or consummate, any transaction. Any transaction among the parties will be subject to, and qualified in its entirety by, the execution and delivery of a mutually acceptable definitive agreement.

As always, we remain enthusiastic about the continuation of Sears as a going concern and its future potential. We hope this Indicative Bid serves as the beginning of an exciting and transformative new chapter for Sears. We are available to discuss any of the foregoing at your convenience.

Very truly yours,

ESL INVESTMENTS, INC.

/s/ Edward S. Lampert
Edward S. Lampert
Chairman and CEO

Exhibit A

1	2027	Wasilla	AK
2	1136	Riverchase	AL
3	2126	Hot Springs	AR
4	1206	North Little Rock	AR
5	1798	Glendale	AZ
6	3707	Lake Havasu City	AZ
7	2218	Prescott	AZ
8	1728	Tucson	AZ
9	4996	Tucson	AZ
10	2288	Antioch	CA
11	3699	Apple Valley	CA
12	1228	Arden	CA
13	7619	Atascadero	CA
14	9608	Auburn	CA
15	1018	Baldwin Hills	CA
16	7653	Big Bear Lake	CA
17	7756	Bishop	CA
18	1008	Boyle	CA
19	1268	Buena Park	CA
20	1838	Burbank	CA
21	3834	Burbank	CA
22	7165	Camarillo	CA
23	1678	Carlsbad	CA
24	3086	Chico	CA
25	1358	Chula Vista	CA
26	1098	Clovis	CA
27	1368	Concord	CA
28	7098	Concord	CA
29	4047	Costa Mesa	CA
30	4857	Desert Hot Springs	CA
31	1309	Downey	CA
32	1758	Escondido	CA
33	2628	Eureka	CA
34	3725	Freedom	CA
35	1208	Fresno	CA
36	1088	Glendale	CA
37	9746	Grass Valley	CA
38	4457	Hayward	CA
39	1248	Hayward	CA
40	2028	Hemet	CA
41	3748	Hollister	CA
42	4819	Lakeport	CA
43	1209	Long Beach	CA
44	9328	Long Beach	CA
45	7390	Mckinleyville	CA

1.	To be updated to exclude any real estate interests sold pursuant to the motion seeking approval to sell certain of the Debtors’ assets to Amerco Real Estate Company (ECF No. 962).

46	1748	Montclair	CA
47	1868	Moreno Vly	CA
48	1168	No Hollywood	CA
49	4421	North Hollywood	CA
50	1508	Northridge	CA
51	3842	Oakdale	CA
52	1378	Orange	CA
53	1968	Palm Desert	CA
54	1068	Palmdale	CA
55	9551	Paradise	CA
56	1048	Pasadena	CA
57	3501	Petaluma	CA
58	3678	Ramona	CA
59	1818	Rancho Cucamonga	CA
60	3368	Redlands	CA
61	4349	Redwood City	CA
62	1788	Richmond	CA
63	1298	Riverside	CA
64	7175	Riverside	CA
65	1688	Salinas	CA
66	3412	Salinas	CA
67	1398	San Bernardino	CA
68	1478	San Bruno	CA
69	1488	San Jose-Eastridge	CA
70	2088	Santa Maria	CA
71	4371	Santa Maria	CA
72	7639	Santa Paula	CA
73	9797	Scotts Valley	CA
74	9153	South Lake Tahoe	CA
75	1288	Stockton	CA
76	3174	Stockton	CA
77	4751	Tehachapi	CA
78	1108	Temecula	CA
79	3127	Temple City	CA
80	1278	Torrance	CA
81	2059	Tracy	CA
82	1148	Ventura	CA
83	2829	Victorville	CA
84	2068	Visalia	CA
85	1189	West Covina	CA
86	3235	West Covina	CA
87	1149	Whittier	CA
88	2238	Yuba City	CA
89	1141	Aurora	CO
90	1111	Colorado Springs	CO

1.	To be updated to exclude any real estate interests sold pursuant to the motion seeking approval to sell certain of the Debtors’ assets to Amerco Real Estate Company (ECF No. 962).

91	1467	Ft Collins	CO
92	1271	Littleton/Denver	CO
93	7329	Loveland	CO
94	1281	Pueblo	CO
95	4453	Pueblo	CO
96	1831	Thornton	CO
97	1303	Danbury	CT
98	1443	Manchester	CT
99	3216	Vernon	CT
100	7109	Watertown	CT
101	4807	Bear	DE
102	7725	Rehoboth Beach	DE
103	1853	Wilmington	DE
104	3873	Wilmington	DE
105	3317	Boca Raton	FL
106	7321	Bradenton	FL
107	1007	Brandon	FL
108	2485	Brooksville	FL
109	1125	Coral Gables	FL
110	1055	Coral Springs	FL
111	1075	Daytona Beach	FL
112	4893	Ellenton	FL
113	3223	Fort Walton Beach	FL
114	1195	Ft Lauderdale	FL
115	1495	Ft Myers	FL
116	1345	Hialeah/Westland	FL
117	3818	Hollywood	FL
118	9614	Key Largo	FL
119	4725	Key West	FL
120	2215	Key West	FL
121	3269	Lantana	FL
122	2745	Leesburg	FL
123	9224	Marathon	FL
124	1175	Merritt Island	FL
125	4728	Miami	FL
126	3074	Miami	FL
127	1365	Miami/Cutler Rdg	FL
128	1485	Orange Pk	FL
129	1285	Orlando-South	FL
130	1456	Oviedo	FL
131	1765	Palm Beach Gardens	FL
132	1775	Pembroke Pines	FL
133	2145	Port Charlotte	FL
134	2885	Port Richey	FL
135	2135	Sebring	FL

1.	To be updated to exclude any real estate interests sold pursuant to the motion seeking approval to sell certain of the Debtors’ assets to Amerco Real Estate Company (ECF No. 962).

136	4355	St. Petersburg	FL
137	1585	Tallahassee	FL
138	1745	Tampa/Westshore	FL
139	1066	The Avenues	FL
140	1015	Vero Beach	FL
141	7294	Vero Beach	FL
142	2845	Athens	GA
143	1035	Augusta	GA
144	1095	Douglasville	GA
145	2505	Gainesville	GA
146	1155	Kennesaw	GA
147	7705	Tamuning	GU
148	1578	Aiea Oahu-Pearl Rdg	HI
149	2388	Hilo(Sur)	HI
150	1681	Honolulu	HI
151	2148	Kahului Maui(Sur)	HI
152	1738	Kaneohe(Sur)	HI
153	9220	Algona	IA
154	7767	Charles City	IA
155	2422	Sioux City	IA
156	7033	Lewiston	ID
157	7006	Twin Falls	ID
158	1172	Bloomingdale	IL
159	4381	Bridgeview	IL
160	1840	Chicago Ridge	IL
161	4214	Des Plaines	IL
162	1640	Fairview Hts	IL
163	1212	N Riverside	IL
164	1300	Oakbrook	IL
165	1321	Peoria	IL
166	2990	Rockford-Cherryvale	IL
167	1570	Schaumburg	IL
168	1820	West Dundee	IL
169	9124	Elwood	IN
170	7243	Kokomo	IN
171	1650	Merrillville	IN
172	1800	Mishawaka	IN
173	9030	Peru	IN
174	7246	Richmond	IN
175	7042	Valparaiso	IN
176	9122	Warsaw	IN
177	1161	Wichita-Town East	KS
178	3029	Erlanger	KY
179	7255	Somerset	KY
180	1147	Baton Rouge	LA

1.	To be updated to exclude any real estate interests sold pursuant to the motion seeking approval to sell certain of the Debtors’ assets to Amerco Real Estate Company (ECF No. 962).

181	4810	Metairie	LA
182	7104	Acton	MA
183	1213	Auburn	MA
184	3288	Billerica	MA
185	1283	Braintree	MA
186	4407	Brockton	MA
187	1223	Brockton-Westgate	MA
188	1243	Hanover	MA
189	3433	Holyoke	MA
190	3040	Hyannis	MA
191	1133	Leominster	MA
192	1104	Marlborough	MA
193	1033	N Attleboro	MA
194	2373	No Dartmouth	MA
195	9255	Palmer	MA
196	1053	Saugus	MA
197	3486	Somerville	MA
198	9692	Webster	MA
199	1725	Annapolis	MD
200	3256	Baltimore	MD
201	1634	Baltimore-West	MD
202	1374	Bel Air	MD
203	2774	Cumberland	MD
204	7713	Edgewater	MD
205	2664	Frederick	MD
206	3131	Frederick	MD
207	1013	Glen Burnie	MD
208	3172	Hagerstown	MD
209	3798	Hyattsville	MD
210	1854	Parkville	MD
211	1773	Salisbury	MD
212	1304	Silver Spring	MD
213	4399	Silver Spring	MD
214	7673	Stevensville	MD
215	1074	Waldorf	MD
216	3021	Auburn	ME
217	7133	Augusta	ME
218	2203	Brunswick	ME
219	2183	So Portland	ME
220	3155	Belleville	MI
221	9385	Clio	MI
222	1011	Grandville	MI
223	9557	Grayling	MI
224	3819	Hastings	MI
225	1170	Lansing	MI

1.	To be updated to exclude any real estate interests sold pursuant to the motion seeking approval to sell certain of the Debtors’ assets to Amerco Real Estate Company (ECF No. 962).

226	1460	Livonia	MI
227	9693	Marine City	MI
228	3841	Marshall	MI
229	7031	Menominee	MI
230	7068	Midland	MI
231	1192	Muskegon	MI
232	1760	Novi	MI
233	9593	Oscoda	MI
234	1110	Portage	MI
235	1590	Saginaw	MI
236	4206	Warren	MI
237	3379	Waterford Twp.	MI
238	1092	Westland	MI
239	1722	Bloomington	MN
240	9689	International Falls	MN
241	3405	Minneapolis	MN
242	4351	Rochester	MN
243	3059	St. Paul	MN
244	1822	Cape Girardeau	MO
245	9353	Crystal City	MO
246	1121	Independence	MO
247	1042	Joplin	MO
248	1171	Springfield	MO
249	1182	St Peters	MO
250	9520	Gulfport	MS
251	9808	Hamilton	MT
252	7030	Kalispell	MT
253	3886	Asheville	NC
254	2105	Burlington	NC
255	7208	Clemmons	NC
256	1165	Concord	NC
257	1475	Durham	NC
258	1045	Durham-Northgate	NC
259	1335	Greensboro	NC
260	2175	Greenville	NC
261	2515	Hickory	NC
262	2755	Jacksonville	NC
263	3744	Kill Devil Hills	NC
264	9619	Morehead City	NC
265	9549	Morganton	NC
266	1605	Raleigh	NC
267	3667	Raleigh	NC
268	7626	Waynesville	NC
269	4272	Bismarck	ND
270	4057	Fargo	ND

1.	To be updated to exclude any real estate interests sold pursuant to the motion seeking approval to sell certain of the Debtors’ assets to Amerco Real Estate Company (ECF No. 962).

271	4022	Grand Forks	ND
272	4353	Minot	ND
273	9319	Alliance	NE
274	2191	Lincoln	NE
275	1041	Omaha	NE
276	2023	Concord	NH
277	3175	Hooksett	NH
278	1313	Nashua	NH
279	4448	Salem	NH
280	7048	West Lebanon	NH
281	3438	Avenel	NJ
282	7177	Belleville	NJ
283	1204	Freehold	NJ
284	1094	Hackensack	NJ
285	1044	Jersey Cty/Newport	NJ
286	3499	Kearny	NJ
287	1614	Livingston	NJ
288	1494	Moorestown	NJ
289	1314	New Brunswick	NJ
290	1764	Rockaway	NJ
291	9463	Somers Point	NJ
292	3071	Toms River	NJ
293	4478	Trenton	NJ
294	7602	Wall	NJ
295	3056	Wayne	NJ
296	1434	Wayne	NJ
297	4470	West Long Branch	NJ
298	9413	West Orange	NJ
299	3202	Westwood	NJ
300	1684	Woodbridge	NJ
301	7035	Farmington	NM
302	2597	Farmington	NM
303	7016	Hobbs	NM
304	2527	Las Cruces	NM
305	7017	Roswell	NM
306	3301	Santa Fe	NM
307	3592	Las Vegas	NV
308	1328	Las Vegas(Blvd)	NV
309	1668	Las Vegas(Meadows)	NV
310	9589	Bath	NY
311	3862	Bohemia	NY
312	9423	Bridgehampton	NY
313	7654	Bronx	NY
314	9420	Bronx	NY
315	1114	Brooklyn	NY

1.	To be updated to exclude any real estate interests sold pursuant to the motion seeking approval to sell certain of the Debtors’ assets to Amerco Real Estate Company (ECF No. 962).

316	3415	Buffalo	NY
317	1984	Buffalo/Hamburg	NY
318	4871	Farmingville	NY
319	9274	Greenwich	NY
320	7065	Horseheads	NY
321	2744	Horseheads/Elmira	NY
322	4726	Jamestown	NY
323	1364	Lake Grove	NY
324	1404	Massapequa	NY
325	4034	Mattydale	NY
326	7749	New York	NY
327	7777	New York	NY
328	2593	Newburgh	NY
329	1333	Poughkeepsie	NY
330	4928	Queensbury	NY
331	1894	Rochester	NY
332	7676	Sidney	NY
333	1624	Staten Island	NY
334	1924	Valley Stream	NY
335	7677	Wellsville	NY
336	9416	White Plains	NY
337	1674	White Plains	NY
338	1733	Yonkers	NY
339	9414	Yorktown Heights	NY
340	7383	Barberton	OH
341	3286	Brunswick	OH
342	1410	Canton	OH
343	1810	Cincinnati-Eastgate	OH
344	3013	Cleveland	OH
345	9096	Fostoria	OH
346	7397	Grove City	OH
347	7644	Harrison	OH
348	1081	Heath	OH
349	2010	Mansfield	OH
350	7477	Marietta	OH
351	1710	No Olmsted	OH
352	3243	North Canton	OH
353	1210	Polaris	OH
354	2390	Springfield	OH
355	2104	St Clairsville	OH
356	3142	Tallmadge	OH
357	1120	Tuttle Crossing	OH
358	4782	Clinton	OK
359	3839	Corvallis	OR
360	2179	Medford	OR

1.	To be updated to exclude any real estate interests sold pursuant to the motion seeking approval to sell certain of the Debtors’ assets to Amerco Real Estate Company (ECF No. 962).

361	3888	The Dalles	OR
362	2494	Altoona	PA
363	9161	Berwick	PA
364	1711	Camp Hill	PA
365	3225	Chambersburg	PA
366	7293	Clifton Heights	PA
367	3911	Columbia	PA
368	3737	Doylestown	PA
369	7192	Easton	PA
370	3266	Edwardsville	PA
371	3963	Elizabethtown	PA
372	9662	Ephrata	PA
373	4113	Erie	PA
374	1073	Exton	PA
375	1714	Greensburg	PA
376	1224	Harrisburg	PA
377	3597	Holmes	PA
378	1644	Lancaster	PA
379	7699	Lebanon	PA
380	7372	Leechburg	PA
381	1654	Media	PA
382	7083	New Castle	PA
383	1834	North Wales	PA
384	3529	Pittsburgh	PA
385	3136	Shillington	PA
386	4713	Towanda	PA
387	3954	Walnutport	PA
388	2114	Washington	PA
389	7374	West Chester	PA
390	1154	Whitehall	PA
391	3268	Wilkes-Barre	PA
392	3390	Williamsport	PA
393	1354	Willow Grove	PA
394	3810	Willow Street	PA
395	3949	Wind Gap	PA
396	4732	Aguadilla	PR
397	7566	Arecibo	PR
398	1915	Bayamon	PR
399	7570	Bayamon	PR
400	7788	Bayamon	PR
401	1085	Caguas	PR
402	7419	Caguas	PR
403	1925	Carolina	PR
404	7665	Carolina	PR
405	7446	Cayey	PR

1.	To be updated to exclude any real estate interests sold pursuant to the motion seeking approval to sell certain of the Debtors’ assets to Amerco Real Estate Company (ECF No. 962).

406	2085	Fajardo	PR
407	9394	Fajardo	PR
408	2675	Guayama	PR
409	3853	Guayama	PR
410	7768	Guaynabo	PR
411	2355	Hatillo(Arecibo)	PR
412	1905	Hato Rey	PR
413	7783	Hato Rey	PR
414	3993	Juana Diaz	PR
415	1935	Mayaguez	PR
416	3882	Mayaguez	PR
417	2385	Naranjito	PR
418	1945	Ponce	PR
419	7741	Ponce	PR
420	4844	Rio Piedras	PR
421	4494	Trujillo Alto	PR
422	7784	Vega Alta	PR
423	7752	Yauco	PR
424	1595	Greenville	SC
425	4016	Greenville	SC
426	7616	Lexington	SC
427	1795	Myrtle Beach	SC
428	7062	Sumter	SC
429	4141	West Columbia	SC
430	4170	Rapid City	SD
431	1386	Goodlettsville	TN
432	2036	Jackson	TN
433	2265	Johnson City	TN
434	3147	Kingsport	TN
435	9621	Lebanon	TN
436	9735	Sevierville	TN
437	1307	Abilene	TX
438	1437	Arlington/Parks	TX
439	1407	Beaumont	TX
440	2497	Brownsville	TX
441	1217	Corpus Christi	TX
442	1317	El Paso	TX
443	1447	Hulen	TX
444	1417	Humble	TX
445	1297	Hurst	TX
446	2487	Killeen	TX
447	2247	Laredo	TX
448	4389	Mcallen	TX
449	1187	Mesquite-Town East	TX
450	1176	Pasadena	TX

1.	To be updated to exclude any real estate interests sold pursuant to the motion seeking approval to sell certain of the Debtors’ assets to Amerco Real Estate Company (ECF No. 962).

451	1629	Pharr	TX
452	1337	Plano	TX
453	2637	Port Arthur	TX
454	1207	Richardson	TX
455	1427	Rolling Oaks	TX
456	1097	San Antonio	TX
457	1127	Shepherd	TX
458	2197	Texas City	TX
459	1377	Willowbook	TX
460	9794	St. George	UT
461	1284	Alexandria	VA
462	2435	Charlottesville	VA
463	3471	Chesapeake	VA
464	1274	Chesterfield	VA
465	1024	Falls Church	VA
466	2694	Fredericksburg	VA
467	1023	Loudoun/Dulles	VA
468	2395	Manassas	VA
469	1974	Roanoke	VA
470	3785	Tabb	VA
471	2784	Winchester	VA
472	7413	Frederiksted	VI
473	3972	St. Croix	VI
474	3829	St. Thomas	VI
475	7793	St. Thomas	VI
476	1463	Burlington	VT
477	2299	Aberdeen	WA
478	3722	Burlington	WA
479	1038	E Valley	WA
480	2049	Everett	WA
481	2329	Kennewick(Pasco)	WA
482	2219	Lacey/Olympia	WA
483	2309	Silverdale	WA
484	1029	Spokane	WA
485	4147	Spokane	WA
486	1139	Tukwila	WA
487	2029	Union Gap	WA
488	7034	Walla Walla	WA
489	2092	Appleton	WI
490	3088	Kenosha	WI
491	2232	Madison-East	WI
492	7648	Mauston	WI
493	3692	Oconomowoc	WI
494	3851	Racine	WI
495	7649	Ripon	WI

1.	To be updated to exclude any real estate interests sold pursuant to the motion seeking approval to sell certain of the Debtors’ assets to Amerco Real Estate Company (ECF No. 962).

496	3750	Waupaca	WI
497	1804	Barboursville	WV
498	4442	Charleston	WV
499	3484	Elkview	WV
500	7139	Jackson	WY

1.	To be updated to exclude any real estate interests sold pursuant to the motion seeking approval to sell certain of the Debtors’ assets to Amerco Real Estate Company (ECF No. 962).

1	8722	Anchorage(Sur)	AK
2	8706	Birmingham	AL
3	8941	Little Rock	AR
4	8778	Phoenix	AZ
5	8937	Tucson	AZ
6	8901	Benicia	CA
7	8913	Fresno	CA
8	8868	Milpitas	CA
9	8928	Mira Loma(Jurupa Vl)	CA
10	8287	Ontario	CA
11	8729	Ontario	CA
12	8768	Sacramento	CA
13	8748	San Diego	CA
14	8808	Santa Ana	CA
15	8708	Stockton	CA
16	8758	Sylmar	CA
17	8290	Brighton	CO
18	8723	West Haven	CT
19	4456	Bridgeville	DE
20	8972	Ft Myers	FL
21	8990	Ft Pierce	FL
22	425	Jacksonville	FL
23	8864	Ocala	FL
24	8957	Pensacola	FL
25	8815	Sunrise	FL
26	8895	Tampa	FL
27	8825	Winter Park	FL
28	8872	Pendergrass	GA
29	8902	Savannah	GA
30	8818	Pearl City	HI
31	45113	Des Moines	IA
32	8711	Boise	ID
33	8844	Bloomington	IL
34	8730	Granite City	IL
35	45114	Omaha	NE
36	8720	Melrose Park	IL
37	4297	Moline	IL
38	8262	Naperville	IL
39	8871	Romeoville	IL
40	8934	Romeoville	IL
41	8017	Evansville	IN
42	8013	Fort Wayne	IN
43	8750	Indianapolis	IN
44	8014	South Bend	IN
45	8273	Lawrence	KS

46	8081	Wichita	KS
47	8920	Louisville	KY
48	8896	Gonzales	LA
49	8736	Harahan	LA
50	8851	Westwood	MA
51	8814	Columbia	MD
52	8830	Livonia	MI
53	8982	Saginaw	MI
54	8949	Wayland	MI
55	8701	Riverside	MO
56	88776	Olive Branch	MS
57	8822	Charlotte	NC
58	8704	Greensboro	NC
59	7385	Raleigh	NC
60	8703	Kingston	NH
61	78714	Secaucus	NJ
62	8835	Swedesboro	NJ
63	8905	Albuquerque	NM
64	8970	Las Vegas	NV
65	6298	Sparks	NV
66	8854	Cheektowaga	NY
67	8959	Menands	NY
68	8102	Rochester	NY
69	8753	Syosset	NY
70	8790	Cleveland	OH
71	8712	Columbus	OH
72	8862	Columbus	OH
73	8918	Monroe	OH
74	8931	Oklahoma City	OK
75	4363	Tulsa	OK
76	8883	Eugene	OR
77	8841	Portland	OR
78	8744	Allentown	PA
79	8875	Altoona	PA
80	8873	Gouldsboro	PA
81	433	Middletown	PA
82	8275	Morrisville	PA
83	8724	Pittsburgh	PA
84	8962	Steelton	PA
85	1935	Mayaguez	PR
86	1945	Ponce	PR
87	8975	Rio Piedras	PR
88	8846	Greenville	SC
89	8858	Ladson	SC
90	8037	Chattanooga	TN

91	8947	Knoxville	TN
92	8756	Memphis	TN
93	8206	Nashville	TN
94	8870	Dallas	TX
95	8021	El Paso	TX
96	8807	Grapevine	TX
97	7972	Mcallen	TX
98	8922	Pflugersville	TX
99	8747	San Antonio	TX
100	8948	Salt Lake Cty	UT
101	8838	Chesapeake	VA
102	8823	Dulles	VA
103	8836	Richmond	VA
104	45061	Colchester	VT
105	8709	Kent	WA
106	8897	Kent	WA
107	2329	Richland	WA
108	8004	Spokane	WA
109	8968	Janesville	WI
110	8725	Vandenbroek	WI
111	8782	Wauwatosa	WI
112	449	Delano	CA
113	8292	Ocala	FL
114	8755	Tucker	GA
115	490	Hoffman Est	IL
116	8289	Manteno	IL
117	8702	Minneapolis	MN
118	8717	Houston	TX
119	30962	Groveport	OH
120	8305	Warren	OH
121	8147	San Antonio	TX
122	8217	Fort Worth	TX
123	8137	Houston	TX

1	2819	Fairbanks	AK
2	1588	Phoenix-Metro Ctr	AZ
3	1598	City of Industry	CA
4	1043	Meriden	CT
5	1263	Waterbury	CT
6	1255	Citrus Park	FL
7	1635	Jacksonville	FL
8	1555	Sanford	FL
9	8245	Seminole	FL
10	2815	Albany	GA
11	2065	Brunswick	GA
12	1565	Morrow(Southlake)	GA
13	2760	Davenport	IA
14	1012	Des Moines	IA
15	2121	Peru	IL
16	2360	Quincy	IL
17	4423	Rockford	IL
18	31914	Round Lake Beach	IL
19	4048	Springfield	IL
20	1780	Springfield	IL
21	1600	Indianapolis	IN
22	1680	Indianapolis	IN
23	2290	Michigan City	IN
24	1642	Topeka	KS
25	1730	Florence	KY
26	2087	Alexandria	LA
27	1086	Baton Rouge	LA
28	2677	Bossier City	LA
29	1116	Monroe	LA
30	1077	Shreveport	LA
31	1093	Springfield	MA
32	2934	Taunton	MA
33	2040	Battle Creek	MI
34	1700	Dearborn	MI
35	1100	Flint	MI
36	4998	Roseville	MI
37	1720	Sterling Hts	MI
38	2180	Traverse City	MI
39	38480	Troy	MI
40	1032	Brooklyn Center	MN
41	2500	Duluth	MN
42	1222	St. Louis	MO
43	1306	Hattiesburg	MS
44	1166	Meridian	MS
45	2242	Billings	MT

1.	To be updated to exclude any real estate interests sold pursuant to the motion seeking approval to sell certain of the Debtors’ assets to Amerco Real Estate Company (ECF No. 962).

46	1712	Grand Forks	ND
47	1022	Oakview	NE
48	1734	Lawrenceville	NJ
49	1554	Mays Landing	NJ
50	1744	Ocean	NJ
51	1717	Albuquerque	NM
52	1051	Strongsville	OH
53	1293	Robinson Twp	PA
54	2305	Anderson	SC
55	1545	Spartanburg	SC
56	1315	Chattanooga	TN
57	1675	Knoxville East Town	TN
58	1216	Memphis/Southland	TN
59	1487	Austin	TX
60	2547	College Station	TX
61	2587	Denton	TX
62	1027	El Paso	TX
63	1267	Fort Worth	TX
64	49027	Round Rock	TX
65	4395	Cudahy	WI
66	2432	La Crosse	WI

1.	To be updated to exclude any real estate interests sold pursuant to the motion seeking approval to sell certain of the Debtors’ assets to Amerco Real Estate Company (ECF No. 962).